THIRTY-FIRST AMENDMENT

to the

MASTER SERVICES AGREEMENT

between

CAPITOL SERIES TRUST

and

ULTIMUS FUND SOLUTIONS, LLC

This thirty-first amendment (the “Amendment”) dated as of October 19, 2023, to the Master Services Agreement dated December 21, 2016, as amended (the “Agreement”) is made by and among Capitol Series Trust and Ultimus Fund Solutions, LLC (collectively, the “Parties”).

The Parties desire to amend the Agreement according to the terms and conditions set forth in this Amendment.

In consideration of the Parties’ agreement to amend their obligations in the existing Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to keep, perform, and fulfill the promises, conditions, and agreements described below:

1.	Schedule A to the Agreement hereby is amended as follows:

AMENDED SCHEDULE A

to the

Master Services Agreement

between

Capitol Series Trust

and

Ultimus Fund Solutions, LLC

dated December 21, 2016

as amended October 19, 2023

FUNDS

Fuller & Thaler Behavioral Small-Cap Equity Fund

Fuller & Thaler Behavioral Small-Cap Growth Fund

Fuller & Thaler Behavioral Mid-Cap Value Fund

Fuller & Thaler Behavioral Unconstrained Equity Fund

Fuller & Thaler Behavioral Small-Mid Core Equity Fund

Fuller & Thaler Behavioral Micro-Cap Equity Fund

Fuller & Thaler Behavioral Mid-Cap Equity Fund

Reynders, McVeigh Core Equity Fund

Alta Quality Growth Fund

Guardian Fundamental Global Equity Fund

Guardian Dividend Growth Fund

Canterbury Portfolio Thermostat Fund

Preserver Alternative Opportunities Fund

Oak Harvest Long Short Hedged Equity Fund

The parties duly executed this Amendment as of October 19, 2023.

	Capitol Series Trust		Ultimus Fund Solutions, LLC
By:	/s/ Matthew J. Miller	By:	/s/ Gary Tenkman
Name:	Matthew J. Miller	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer

Fund Accounting Fee Letter

for

Oak Harvest Long/Short Hedged Equity Fund

a series of

Capitol Series Trust

This Fund Accounting Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Capitol Series Trust (the “Trust”) for Oak Harvest Long/Short Hedged Equity Fund (the “Fund” or “Funds”) pursuant to that certain Master Services Agreement dated December 21, 2016, as amended, and the Fund Accounting Addendum dated December 21, 2016, as amended (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

For the Fund Accounting Services provided under the Fund Accounting Addendum, Ultimus shall be entitled to receive a fee and reimbursable expenses from the Trust, the Funds, or the Adviser (as hereinafter defined) on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, which fee is included in the Fund Administration Fees, plus itemized fees as follows:

1.1.	Multi-Manager: For multi-manager funds, Ultimus charges a fee of $[REDACTED] per month per manager over one.

1.2.	Reporting Modernization fee: Each Fund shall pay a monthly reporting modernization fee for third-party data and technology and personnel costs associated with N-PORT and N-CEN filings. Current annual charges are as follows, but are subject to change from time-to-time upon written notice from Ultimus:

3rd Party Data Sourcing including data only	ICE [InterContinental Exchange, fka “IDC”]	$[REDACTED]**
or
3rd Party Data Sourcing w/Liquidity Classifications	ICE [InterContinental Exchange, fka “IDC”]	$[REDACTED]**
and
N-PORT and N-CEN Reporting Engine and Service Component	Confluence Reporting w/ Ultimus - Equity Funds	$[REDACTED]***
N-PORT and N-CEN Reporting Engine and Service Component	Confluence Reporting w/ Ultimus - Fixed Income/Other non-Equity Funds	$[REDACTED]***

** The range is dependent on portfolio holdings. Any data not received from ICE or requiring manual intervention will be subject to additional charges.
*** The range is dependent on the requirement that a Fund determine a Highly Liquid Investment Minimum pursuant to SEC Rule 22e-4 and the ongoing support required. For purposes hereof, “Equity Funds” shall mean funds with greater than 80% of its holdings in equity securities, ETFs and Mutual Funds.

1.3.	Price Quotes: The charges for securities/commodity price quotes are determined by Ultimus’ cost of obtaining such quotes and, therefore, are subject to change. Current charges (presented as per security/per day unless otherwise noted) are as follows:

Canadian and Domestic Equities	$0.0900
International Equity (Non Fair Value)	$0.1500
Corporate Bonds, MBS Bonds, MBS ARMs, and Money Markets	$0.6747
Government/Agency	$0.6522
Floating Rate MTN	$0.6973

Municipal Bonds	$0.7422
High Yield Corporate Bonds, High Yield Municipal Bonds	$0.9221
International Bond	$1.2145
ABS, ABS Home Equity, CMO Non-Agency Whole Loan ARMs, CMOs, and CMO Other ARMs	$1.2258
CMBS	$1.5969
CDO & CLO	$4.2171
Options (Listed)	$0.1060
Futures (Listed)	$0.2955
Leverage Loans/Bank loans [monthly]	$16.9600
Exchange Rates - Spot and Forwards	$0.7386
International Equity (Fair Value)	$0.7872
CDS & CDX Swaps [monthly]	$66.2500

Other Securities/Complex, Hard-to-Value	Market
Manual Pricing Inputs/Adviser Provided (other than odd lot pricing)	$[REDACTED] per month up to 10 manual inputs
Odd Lot Pricing Fee	$[REDACTED]/Fund per month plus $15/odd lot security per month
Controlled Foreign Corporation (CFC)	$[REDACTED] per month per CFC

1.4.	Wholly owned subsidiary fee: In cases where a Fund elects or is otherwise required to have a wholly owned subsidiary [for example: controlled foreign corporation/Cayman subsidiary], an annual fee of $[REDACTED] will be charged for each such subsidiary. Ultimus may, with notice to the Fund, charge additional fees with respect to any such subsidiary if Ultimus determines that the nature of such subsidiary will require an inordinate number of man hours to be expended in the performance of Fund Accounting Services or generally poses heightened risk or compliance concerns.

1.5.	Special Reports/Programming Charge: All special reports analyses and/or programming requested by a Fund or the Trust under this Agreement shall be subject to an additional programming charge. The current rate as of the date of this Fee Letter is $[REDACTED] per hour and is subject to change.

1.6.	Event Processing Charge: Fund accounting services performed outside of the ordinary course and in connection with unique events involving a Fund or the Trust, including, without limitation, mergers, acquisitions, and reorganizations, shall be subject to an additional event processing charge. The current rate as of the date of this Fee Letter is $[REDACTED] per hour and is subject to change.

1.7.	The fees are computed daily and payable monthly, along with any reimbursable expenses. The Trust, the Funds, or the Adviser agrees to pay all fees within 30 days of receipt of each invoice. Ultimus retains the right to charge interest of 1.5% on any amounts that remain unpaid beyond such 30-day period. Acceptance of such late charge shall in no event constitute a waiver by Ultimus of the Trust’s, the Funds’, or the Adviser’s default or prevent Ultimus from exercising any other rights and remedies available to it.

2.	Monthly Per Trade and T+0 Processing Fees

The fees, as described above, allow a Fund to execute up to 1,000 portfolio trades (i.e., purchases and sales) per month without additional fees. For portfolio trades in excess of this amount, Ultimus will charge the respective Fund $[REDACTED] per trade over 1,000 per month capped at $2,000 up to 6,000 per month, then $[REDACTED] per trade over that. Trades are recorded on the day after trade date (“T+1”). For trade date (“T+0”) accounting the Fund will pay an additional $[REDACTED] per month.

3.	Term

3.1.	Initial Term. This Fee Letter shall continue in effect, unless earlier terminated under Section 3.3 below, until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus, the Trust, or the Adviser gives written notice of termination at least 90 days prior to the end of the Initial Term or the then-current Renewal Term.

3.3.	Termination. Ultimus or the Trust may terminate the Agreement entirely or on behalf of a Fund as set forth in the Agreement. Any such termination shall be treated as a termination of this Fee Letter with respect to each Fund as to which the termination applies, in which case the subject Fund(s) or the Adviser shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for deconversion or liquidation services.

3.4.	Early Termination. Any Early Termination under the Agreement with respect to fund accounting services shall subject the subject Fund(s) or the Adviser to paying an “Early Termination Fee” equal to the fee amounts due to Ultimus through the end of the then-current term as calculated in this Fee Letter, including the repayment of any negotiated discounts provided by Ultimus during the then-current term.

3.5.	Deconversion. Ultimus will cooperate with any reasonable request of the Trust to effect a prompt transition to a new service provider selected by the Trust. In consideration for which, Ultimus shall be entitled to collect from the Trust or the Adviser the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such transition, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and a fee for fund accounting deconversion services of not less than $[REDACTED].

3.6	Liquidation. In the event any Fund is liquidated, Ultimus shall be entitled to collect from the Trust or the Adviser the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such liquidation, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and a reasonable fee for fund accounting liquidation services of not less than $[REDACTED] per Fund.

3.7	Restructuring. In the event any Fund undergoes a restructuring event, including, without limitation, any merger, acquisition, or reorganization event, which does not involve transition to a new service provider as would a deconversion, but does require Ultimus to perform transfer agency services outside of the ordinary course, Ultimus shall be entitled to collect from the Trust or the Adviser a fund accounting restructuring fee of not less than $[REDACTED], which shall be in addition to any hourly event processing charge that Ultimus is permitted to charge.

4.	Reimbursable Expenses

In addition to the above fees, the Fund or the Adviser will reimburse Ultimus or pay directly certain expenses incurred on the Fund’s behalf, including, but not limited to, the cost of obtaining secondary security market quotes and other securities data utilized by the Fund, performance reporting (including after-tax performance reporting), and third party expenses incurred by Ultimus in providing the Derivatives Risk Management Program Support Services or the 18f-4/N-PORT Support Services (as applicable), including, without limitation, the Fund’s proportionate share of any fees paid by Ultimus to any Derivatives Expert as part of Ultimus’ providing the Derivatives Risk Management Program Support Services. The Fund will be responsible for the Fund’s normal operating expenses, including, but not limited to, federal and state filing fees, EDGARizing fees, insurance premiums, typesetting and printing of the Fund’s public documents, and fees and expenses of the Fund’s other vendors and providers that provide services to the Fund.

5.       Fee Increases

On each anniversary date of the Agreement, Ultimus will increase the fees set forth in this Fee Letter by an amount not to exceed the average annual change for the prior calendar year in the Consumer Price Index for All Urban Consumers - All Items (seasonally adjusted)1 plus 1.5%.

6.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

1 Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

The parties duly executed this Fund Accounting Fee Letter dated October 19, 2023.

	Capitol Series Trust on its own behalf and on behalf of the Funds		Ultimus Fund Solutions, LLC
By:	/s/ Matthew J. Miller	By:	/s/ Gary Tenkman
Name:	Matthew J. Miller	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of the Agreement.

Oak Harvest Investment Services, LLC
By:	/s/ Charles Scavone
Name:	Charles Scavone
Title:	Director of Investments

Fund Administration Fee Letter

for

Oak Harvest Long/Short Hedged Equity Fund

a series of

Capitol Series Trust

This Fund Administration Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Capitol Series Trust (the “Trust”) for Oak Harvest Long/Short Hedged Equity Fund (the “Fund” or “Funds”) pursuant to that certain Master Services Agreement dated December 21, 2016, as amended, and the Fund Administration Addendum dated December 21, 2016, as amended (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

1.1.	For the Fund Administration Services provided under the Fund Administration Addendum, Ultimus shall be entitled to receive a fee and reimbursable expenses from the Trust, the Funds, or the Adviser (as hereinafter defined) on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, computed with respect to the Funds as follows:

Average Daily Net Assets	Administration Fee
Up to $250 million	[REDACTED]%
$250 million to $500 million	[REDACTED]%
$500 million to $1 billion	[REDACTED]%
In excess of $1 billion	[REDACTED]%

The fee will be calculated based on the aggregate net assets of the Funds and distributed to the Funds on a pro rata basis or other Board approved methodology.

The fee will be subject to an annual minimum of $[REDACTED] with respect to each Fund, plus an annual fee of $[REDACTED] per each additional share class.

1.2.       Implementation Fee. In addition to the fees set forth in Section 1.1 above, Ultimus shall be entitled to a one-time implementation fee (“Implementation Fee”) in connection with any new Fund launch. The Implementation Fee charged for the first Fund launched in any Fund Family shall be $[REDACTED], with each subsequent Fund launched in the same Fund Family being subject to an Implementation Fee of $[REDACTED]. The Implementation Fee with respect to any Fund shall be due and payable to Ultimus prior to Ultimus commencing any work related to the Fund’s launch. As used herein, the term “Fund Family” means all Funds in the Trust with the same investment adviser.

1.3.       State Registration (Blue Sky) Fees:

The Fund shall pay its allocated federal and state regulatory filing fees. In addition, the Fund shall pay Ultimus the following fees per state registration:

Initial registration and any registration renewal	$[REDACTED]
Sales reports (if required)	$ [REDACTED]

1.4.	Tax Provisioning/ASC 740 Compliance fee. Each Fund shall pay Ultimus $[REDACTED] per calendar quarter for tax provisioning services and ASC 740 Compliance.

- Additional fees relating to tax provisioning or tax compliance may arise relative to certain strategies or approaches taken by the adviser with respect to portfolio management. The following are examples of fees that may be charged:

- Schedule K-1 fee – for Funds with investments requiring additional processing, including, without limitation, Funds with more than 10 Schedule K-1s or tiered partnerships or private partnerships whereby additional Schedule K-1s are received, each additional K-1 over 10 will be charged at $[REDACTED] per K-1 received. For tiered partnerships and private partnerships, each K-1 over 10 will be charged a fee of $[REDACTED] per partnership K-1 received.

- Fee for separate tax year from fiscal year – in cases where a Fund elects or is otherwise required to have a tax reporting year-end that is different from its fiscal year-end, an additional $[REDACTED] per year may be charged.

- Wholly-owned subsidiary fee – in cases where a Fund elects or is otherwise required to have a wholly-owned subsidiary [for example: controlled foreign corporation/Cayman subsidiary], an additional fee of $[REDACTED] per year may be charged.

- Trust Preferred Securities [“TRUPS”] fee – in cases where a Fund holds TRUPS and transactions in total are more than 500 tax lots, an additional fee of $[REDACTED] per year may be charged. If between 501-2,500 tax lots, an additional fee of $[REDACTED] per year may be charged. Transactions over 2,500 tax lots may be charged an additional fee of $[REDACTED] per year.

- QCCO and Tax Straddle fee – in cases where a Fund wittingly or unwittingly engages in QCCO or tax straddle transactions, an additional fee of $[REDACTED] per year may be charged. Note: for Funds with significant volume in such transactions an outsourced solution may be preferable and there will be no fee paid to Ultimus, but rather an expense will be incurred for an unaffiliated servicer.

- Equalization service fee – in cases where a Fund elects to utilize a tax equalization strategy, an additional fee of $[REDACTED]-$[REDACTED] per year may be charged.

- Distribution estimates fee – in cases where an advisor requests more than 2 estimates in a distribution period [“period” defined as year-end for excise or fiscal purposes], an additional fee of $[REDACTED]-$[REDACTED] per estimate over 2 may be charged.

- Tax diversification testing fee – in cases where a Fund invests in certain investments such as Funds of Funds structures whereby private Funds are held and the look through and aggregation of underlying holdings needs to be completed manually to complete post-trade compliance testing, an additional fee of $[REDACTED] per month may be charged [for up to 10 underlying Fund look-throughs].

1.5.	Special Reports/Programming Charge. All special reports analyses and/or programming requested by a Fund or the Trust under this Agreement shall be subject to an additional programming charge. The current rate as of the date of this Fee Letter is $[REDACTED] per hour and is subject to change.

1.6	Event Processing Charge. Fund administration services performed outside of the ordinary course and in connection with unique events involving a Fund or the Trust, including, without limitation, mergers, acquisitions, and reorganizations, shall be subject to an additional event processing charge. The current rate as of the date of this Fee Letter is $[REDACTED] per hour and is subject to change.

1.7	Meeting Attendance Fee. The Trust or the applicable Fund shall pay $[REDACTED] per fair valuation committee meeting attended by any Ultimus personnel.

1.8.	The fees are computed daily and payable monthly, along with any reimbursable expenses. The Trust, the Funds, or the Adviser agrees to pay all fees within 30 days of receipt of each invoice. Ultimus retains the right to charge interest of 1.5% on any amounts that remain unpaid beyond such 30-day period. Acceptance of such late charge shall in no event constitute a waiver by Ultimus of the Trust’s, the Funds’, or the Adviser’s default or prevent Ultimus from exercising any other rights and remedies available to it.

2.	Reimbursable Expenses

In addition to the above fees, the Trust, the Funds, or the Adviser will reimburse Ultimus for certain reimbursable expenses incurred on each Fund’s behalf, including, but not limited to, travel expenses to attend Board meetings and any other expenses approved by the Trust or the Adviser. The Trust and each Fund will be responsible for the Fund’s normal operating expenses, such as federal and state filing fees, EDGARizing fees, insurance premiums, typesetting and printing of the Fund’s public documents, and fees and expenses of the Trust’s other vendors and providers that provide services to the Fund.

3.	Term
3.1.	Initial Term. This Fee Letter shall continue in effect, unless earlier terminated under Section 3.3 below, until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus, the Trust, or the Adviser gives written notice of termination at least 90 days prior to the end of the Initial Term or the then-current Renewal Term.

3.3.	Termination. Ultimus or the Trust may terminate the Agreement entirely or on behalf of a Fund as set forth in the Agreement. Any such termination shall be treated as a termination of this Fee Letter with respect to each Fund as to which the termination applies, in which case the subject Fund(s) or the Adviser shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for deconversion or liquidation services.

3.4.	Early Termination. Any Early Termination under the Agreement with respect to fund administration services shall subject the subject Fund(s) or the Adviser to paying an “Early Termination Fee” equal to the fee amounts due to Ultimus through the end of the then-current term as calculated in this Fee Letter, including the repayment of any negotiated discounts provided by Ultimus during the then-current term.

3.5.	Deconversion. Ultimus will cooperate with any reasonable request of the Trust to effect a prompt transition to a new service provider selected by the Trust. In consideration for which, Ultimus shall be entitled to collect from the Trust or the Adviser the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such transition, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and a fee for fund administration deconversion services of not less than $[REDACTED].

3.6.	Liquidation. In the event any Fund is liquidated, Ultimus shall be entitled to collect from the Trust or the Adviser the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such liquidation, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and a reasonable fee for fund administration liquidation services of not less than $[REDACTED] per Fund.

3.7.	Restructuring. In the event any Fund undergoes a restructuring event, including, without limitation, any merger, acquisition, or reorganization event, which does not involve transition to a new service provider as would a deconversion, but does require Ultimus to perform transfer agency services outside of the ordinary course, Ultimus shall be entitled to collect from the Trust or the Adviser a fund administration restructuring fee of not less than $[REDACTED], which shall be in addition to any hourly event processing charge that Ultimus is permitted to charge.

4.       Fee Increases

On each anniversary date of the Agreement, Ultimus will increase the fees set forth in this Fee Letter by an amount not to exceed the average annual change for the prior calendar year in the Consumer Price Index for All Urban Consumers - All Items (seasonally adjusted)2 plus 1.5%.

5.       Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

2 Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

The parties duly executed this Fund Administration Fee Letter dated October 19, 2023.

	Capitol Series Trust on its own behalf and on behalf of the Funds		Ultimus Fund Solutions, LLC
By:	/s/ Matthew J. Miller	By:	/s/ Gary Tenkman
Name:	Matthew J. Miller	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of the Agreement.

Oak Harvest Investment Services, LLC
By:	/s/ Charles Scavone
Name:	Charles Scavone
Title:	Director of Investments

Transfer Agent and Shareholder Services Fee Letter

for

Oak Harvest Long/Short Hedged Equity Fund

a series of

Capitol Series Trust

This Transfer Agent and Shareholder Services Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Capitol Series Trust (the “Trust”) for Oak Harvest Long/Short Hedged Equity Fund (the “Fund” or “Funds”) pursuant to that certain Master Services Agreement dated December 21, 2016, as amended, and the Transfer Agent and Shareholder Services Addendum dated December 21, 2016 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

1.1.	For the Transfer Agent and Shareholder Services provided under the Transfer Agent and Shareholder Services Addendum, Ultimus shall be entitled to receive a fee and reimbursable expenses from the Trust, the Funds, or the Adviser (as hereinafter defined) on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, computed with respect to each Fund as follows:

Base Annual Fee
Annual fee per Fund’s first share class	$[REDACTED]

Each Additional Class	$[REDACTED] per class
Annual fee per open shareholder account*	$[REDACTED] per open account
Annual fee per open NSCC account (ML3 and ML0)*	$[REDACTED] per open account
Annual fee per closed account	$[REDACTED] per closed account
PowerAgent License Fee (annually)	$[REDACTED] per user license
CUSIP Setup Fee	$[REDACTED] per CUSIP

[¤] uTRANSACT Fees (web portal) (check applicable fees)
Small Fund (Management company with less than 1,000 total accounts)
[¤] One-time implementation fee	$[REDACTED]
[¤] Ongoing annual fee	$[REDACTED] annual base fee
[¤] Overall Activity Fee**	$[REDACTED] per authentication
Asset Allocation Modeling
[¤] One-time implementation fee	$[REDACTED]
[¤] Ongoing annual fee	$[REDACTED]

Large Fund (Management company with 1,000 total accounts or greater)

[¤] One-time implementation fee	$[REDACTED]
[¤] Ongoing annual fee	$[REDACTED] annual base fee
[¤] Overall Activity Fee**	$[REDACTED] per authentication
Asset Allocation Modeling
[¤] One-time implementation fee	$[REDACTED]
[¤] Ongoing annual fee	$[REDACTED]

FP Only, View Only
[¤] One-time implementation fee	$[REDACTED]
[¤] Ongoing annual fee	$[REDACTED] per month

[¤] PLAID Fees (instant bank verification) (check applicable fees)
Small Fund (Management company with less than 1,000 total accounts)
[¤] One-time setup fee	$[REDACTED]
[¤] Ongoing annual fee	$[REDACTED]
Large Fund (Management company with 1,000 total accounts or greater)
[¤] One-time setup fee	$[REDACTED]
[¤] Ongoing annual fee	$[REDACTED]

Web Configuration (e.g., campaign updates, marketing changes, etc.)	$[REDACTED] per hour

[X] AML Reporting Fee (check if applicable) (billed prorated monthly)	$[REDACTED] annually per fund group

[¤] Regulatory Emailing Campaigns Fee (check if applicable)	$[REDACTED] per campaign

Real Time Cash (check applicable fees)
[¤] Monthly fee per CUSIP	$[REDACTED] per month

[¤] API Connectivity Fees (check applicable fees)
[¤] Implementation fee	$[REDACTED] per hour
[¤] Ongoing maintenance fee (monthly)	$[REDACTED] per month

Ad Hoc Services and Fees
Vision Feeds (check applicable fees)
[¤] Initial Setup	$[REDACTED]
[¤] Ongoing maintenance fee (monthly)	$[REDACTED] per month

File Feeds (ex. Omni/SERV, Sales and Reporting, etc.) (check applicable fees)
[¤] Initial Setup (per file)	$[REDACTED] per file
[¤] Ongoing maintenance fee (monthly, per file)	$[REDACTED] per month per file

[¤] DTCC AIP Service Fee	$[REDACTED] per month

Event Processing (mergers, liquidations, name change, CUSIP change, etc.)	$[REDACTED] per hour
Fund Liquidations	$[REDACTED] per event
Periodic Fee Jobs (Green Fee, Low Balance, etc.)	$[REDACTED] per hour
Ad Hoc Report Requests***	$[REDACTED] per report

Service and Transaction Fees
Call Fee	$[REDACTED] per minute on calls handled by Transfer Agent
Manual Transaction Fee	$[REDACTED] per manual transaction

Dealer Loss Reclaim	$[REDACTED] per month
Capital Calls/Tender Processing	$[REDACTED] per event

Shareholder Fees****
Annual IRA Custodial Fee	$25.00
Removal of excess contribution or Roth conversion/recharacterization	$25.00
Outbound Wire	$15.00
Returned ACH/Bounced Check	$25.00
IRA Withdrawal Fee (transfer or redemption)	$25.00
Overnight Delivery	$35.00
Statement Retrieval Fee	$25.00

*Open account fee to be charged through tax reporting season the year following account liquidation.

**An authentication is generally required at initial login for each unique device and when making updates to security options.

***Highly complex report development is subject to hourly programming fees.

****Fee may be passed through to shareholders of the Fund(s).

1.2.	Special Reports/Programming Fees: All special reports analyses and/or programming requested by a Fund or the Trust under this Agreement shall be subject to an additional programming charge. The current rate as of the date of this Agreement is $[REDACTED] per hour and is subject to change.
1.3.	[¤] MFPS I or [¤] MFPS II (check if applicable)

One-time Fees: $[REDACTED] per no-load fund family; $[REDACTED] per load fund family (MFPS II only)

Ongoing (Monthly) Fees:

MFPS I (only): $[REDACTED] per month (paid to NSCC)

MFPS II (includes MFPS I):

No. of CUSIPS	Paid to Ultimus	Paid to NSCC*	Total
0-5	$[REDACTED]	$[REDACTED]	$[REDACTED]
6-10	$[REDACTED]	$[REDACTED]	$[REDACTED]

11-20	$[REDACTED]	$[REDACTED]	$[REDACTED]
20-25	$[REDACTED]	$[REDACTED]	$[REDACTED]
26+	$[REDACTED]	$[REDACTED]	$[REDACTED]

*Prices reflect current NSCC pricing and are subject to change.

The parties hereto acknowledge and agree that Ultimus shall bear no liability with respect to the accuracy of data entered into MFPS II and that the pricing as set forth herein is premised upon this limitation of liability.

1.4.	[¤] MARS Rule 22c-2 Compliance Management Fees (check if applicable)

Initial set-up fee	$[ ] (one-time charge)
Service fee for 22c-2 MARS Compliance Module* (includes up to [ ] ([ ]) MARS Compliance Module user licenses and firm-level data cleaning for up to [ ] trades per month and [ ]GB of database storage)	$[ ] (monthly)
MARS Full-Service Compliance Charge	$[ ] (monthly)
MARS Data Interface with LPL	$[ ] (monthly)
Data Cleaning**	$[ ] (monthly)
MARS Web-Ex Training (if required)	$[ ] per hour
Additional user acceptance testing (“UAT”) environments (if required)	$[ ] (one-time charge) plus maintenance and support fee of $[ ] per month for each additional UAT
Additional MARS Interfaces	$[ ] (monthly) per interface
Custom non-standard interfaces	$[ ] plus $[ ] per month per interface

* For additional licenses, a statement of work (SOW) will be provided.

**See tables below in Section 1.4 for tiered pricing on monthly transactions.

1.5.	[¤] SalesFocus Solutions/MARS Fees (check if applicable)

The Adviser will be obligated to pay the following SalesFocus Solutions/MARS-related fees.

Sales Reporting and CRM (up to 3 Mars licenses)*	$[ ] (monthly)
Data Cleaning** (up to 5,000 monthly transactions)	$[ ] (monthly)
Unify Prospecting** (up to 50,000 reps)	$[ ] (monthly)

*For additional licenses, a statement of work (SOW) will be provided.

**See tables below for tiered pricing on monthly transactions.

Monthly Transactions	Monthly Fee for MARS Clients
0 – 5K	$500
5K – 7.5K	$750
7.5K – 10K	$1,000
10K – 15K	$1,250
15K - 20k	$1,500
20k - 40k	$2,500

40k - 60k	$3,500
60k - 80k	$4,500
80k - 100k	$5,500
100k - 120k	$6,000
120k - 140k	$6,500
140k - 160k	$7,000
160k - 180k	$7,500
180k - 200k	$8,000
200k - 220k	$8,250
220k - 240k	$8,500
240k - 260k	$8,750

Number of Reps	Monthly Unify Plus Prospecting Service Fee
Up to 50,000	$ 350.00
50,001 - 100,000	$ 500.00
100,001 - 250,000	$ 625.00
250,001 - 500,000	$ 750.00
> 500,000	$ 1000.00

1.6.	The Trust, the Funds, or the Adviser agree to pay all fees within 30 days of receipt of each invoice. Ultimus retains the right to charge interest of 1.5% on any amounts that remain unpaid beyond such 30-day period. Acceptance of such late charge shall in no event constitute a waiver by Ultimus of the Trust’s, the Funds’, or the Adviser’s default or prevent Ultimus from exercising any other rights and remedies available to it.

All services listed above with a check box that are used by the Trust or Funds will be billed by Ultimus in accordance with the listed fees, even if not checked.

2.	Reimbursable Expenses

In addition to the above fees, the Trust, the Funds, or the Adviser will reimburse Ultimus or pay directly certain expenses incurred on the Funds’ behalf, including, but not limited to, postage, confirmations, statement and confirmation development, shareholder applications and forms, printing, telephone lines, Internet access fees, bank service charges, stationery, envelopes, check printing and writing, AML verification, record retention, lost shareholder search, VRU maintenance and development, Fund specific Fund/Serv and Networking costs, and other industry standard transfer agent expenses. For the avoidance of doubt, and notwithstanding anything herein to the contrary, the Trust, the Funds, or the Adviser agrees to reimburse Ultimus for expenses incurred by Ultimus in the production and dissemination of trade confirmations, account statements, and tax forms.

3.	Term

3.1.	Initial Term. This Fee Letter shall continue in effect, unless earlier terminated under Section 3.3 below, until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.	Renewal Terms. After the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus, the Trust, or the Adviser gives written notice of termination at least 90 days prior to the end of the Initial Term or the then-current Renewal Term.

3.3.	Termination. Ultimus or the Trust may terminate the Agreement entirely or on behalf of a Fund as set forth in the Agreement. Any such termination shall be treated as a termination of this Fee Letter with respect to each Fund as to which the termination applies, in which case the subject Fund(s) or the Adviser shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for deconversion or liquidation services.

3.4.	Early Termination. Any Early Termination under the Agreement with respect to transfer agency services shall subject the subject Fund(s) or the Adviser to paying an “Early Termination Fee” equal to the fee amounts due to Ultimus through the end of the then-current term as calculated in this Fee Letter, including the repayment of any negotiated discounts provided by Ultimus during the then-current term.

3.5.	Deconversion. Ultimus will cooperate with any reasonable request of the Trust to effect a prompt transition to a new service provider selected by the Trust. In consideration for which, Ultimus shall be entitled to collect from the Trust or the Adviser the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such transition, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and a fee for transfer agency deconversion services of not less than $[REDACTED].

3.6.	Liquidation. In the event any Fund is liquidated, Ultimus shall be entitled to collect from the Trust or the Adviser the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such liquidation, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and a reasonable fee for transfer agency liquidation services of not less than $[REDACTED] per Fund.

3.7.	Restructuring. In the event any Fund undergoes a restructuring event, including, without limitation, any merger, acquisition, or reorganization event, which does not involve transition to a new service provider as would a deconversion, but does require Ultimus to perform transfer agency services outside of the ordinary course, Ultimus shall be entitled to collect from the Trust or the Adviser a transfer agency restructuring fee of not less than $[REDACTED], which shall be in addition to any hourly event processing charge that Ultimus is permitted to charge.

4.	Fee Increases

On each anniversary date of the Agreement, Ultimus will increase the fees set forth in this Fee Letter by an amount not to exceed the average annual change for the prior calendar year in the Consumer Price Index for All Urban Consumers - All Items (seasonally adjusted)3 plus 1.5%.

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

3 Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

Signatures are located on the next page.

The parties duly executed this Transfer Agent and Shareholder Services Fee Letter dated October 19, 2023.

	Capitol Series Trust on its own behalf and on behalf of the Funds		Ultimus Fund Solutions, LLC
By:	/s/ Matthew J. Miller	By:	/s/ Gary Tenkman
Name:	Matthew J. Miller	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of the Agreement.

Oak Harvest Investment Services, LLC
By:	/s/ Charles Scavone
Name:	Charles Scavone
Title:	Director of Investments